Exhibit 5.2

Sheppard Mullin Richter & Hampton LLP 379 Lytton Avenue Palo Alto, CA 94301-1479 650.815.2600 main 650.815.2601 main fax www.sheppardmullin.com

January 18, 2013

Fifth & Pacific Companies, Inc.

1441 Broadway

New York, New York 10018

Ladies and Gentlemen:

We have acted as California special counsel to Juicy Couture, Inc., a California corporation (“Juicy”), which is a subsidiary of Fifth & Pacific Companies, Inc., a Delaware corporation formerly known as Liz Claiborne, Inc. (the “Issuer”), for the purpose of rendering this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer to exchange the Issuer’s new 10.50% Senior Secured Notes due 2019 in an aggregate principal amount of $372,000,000 (the “Exchange Notes”), which are being registered under the Securities Act, for a like principal amount of the Issuer’s outstanding 10.50% Senior Secured Notes due 2019 that were issued on April 7, 2011 and June 8, 2012 (the “Outstanding Notes”).  The Exchange Notes will be guaranteed (the “Exchange Note Guarantees”), jointly and severally by certain subsidiaries of the Issuer, including Juicy.  The Exchange Notes and Exchange Note Guarantees will be issued, under an indenture dated April 7, 2011 by and among the Issuer, certain subsidiaries of the Issuer, including Juicy, and U.S. Bank National Association, as the trustee and the collateral agent (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated September 21, 2011, that certain Second Supplemental Indenture dated October 7, 2011 and that certain Third Supplemental Indenture dated December 27, 2012 (collectively, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated by the Securities and Exchange Commission as Exhibit 5.2 to the Registration Statement filed with the Securities and Exchange Commission on the date hereof.

In connection with our opinion, we have examined: (i) those portions of the Registration Statement, including the Prospectus, relating to Juicy, (ii) the articles of incorporation and bylaws of Juicy, (iii) the Indenture, (iv) the forms of the Exchange Notes and the Exchange Note Guarantees, (v) authorizing resolutions and (vi) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

As to matters of fact material to this opinion, we are relying upon certificates or comparable documents and communications of public officials and of officers and representatives of the Issuer and Juicy, all without independent verification.  In addition, we have examined originals or copies of documents, corporate records and other writings we consider relevant for purposes of this opinion.  In such examination, we assumed that the signatures on documents and instruments examined by us are authentic, that each is complete and what it purports to be, that all documents and instruments submitted to us as copies or facsimiles conform with the originals, and that the documents and instruments submitted to us have not been amended or modified since the date submitted.

We have further assumed that: (i) the Indenture has been duly authorized, executed and delivered by, and represents the valid and legally binding obligation of, the Trustee, the Issuer and all other subsidiaries of the Issuer, other than Juicy, that are parties thereto, (ii) the Exchange Notes, when duly executed and delivered by and on behalf of the Issuer in the form contemplated by the Indenture and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, will be legally issued and valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law); and (iii) the Registration Statement, including the Prospectus and any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended.

Based upon and subject to the foregoing and the qualifications, assumptions and limitations stated herein, it is our opinion that the Exchange Note Guarantees, when executed by or on behalf of  Juicy, in the form contemplated by the Indenture, authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the guarantees of the Outstanding Notes in the manner described in the Registration Statement, will constitute valid and legally binding obligations of Juicy enforceable against Juicy in accordance with their terms.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law), (ii) public policy considerations which may limit the rights of parties to obtain remedies, (iii) the implied covenants of good faith and fair dealing, and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.  We express no opinions concerning (i) the validity or enforceability of any provision contained in any Exchange Notes, Exchange Note Guarantees or the Indenture that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of any indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws.

We express no opinion concerning the contents of the Registration Statement or the Prospectus, other than as to the validity of the Exchange Note Guarantees, as provided herein.  We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the United States Federal law and the laws of the State of California.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Other than the addressee hereof, no person may rely on this opinion except that Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely on this opinion in connection with the filing of the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinions are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Juicy, any Exchange Notes, Exchange Note Guarantees, the Indenture, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than Juicy may have under or in respect of the Exchange Notes, the Exchange Note Guarantees or the Indenture, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

Respectfully Submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP